Exhibit 99.1

Company Contact:

Oxbridge Re Holdings Limited

Jay Madhu, CEO

345-749-7570

jmadhu@oxbridgere.com

Oxbridge Re Holdings Limited Reports Fiscal 2023 Results

GRAND CAYMAN, Cayman Islands (March 26, 2024) — Oxbridge Re Holdings Limited (NASDAQ: OXBR), (the “Company”), which together with its subsidiaries is engaged in the business of tokenized Real-World Assets (“RWAs”), initially in the form of tokenized reinsurance securities, and reinsurance business solutions to property and casualty today, reported its results for the three months and year ended December 31, 2023.

“We are delighted by our operational performance this year, highlighted by significant milestones achieved. Notably, our subsidiary, SurancePlus, has issued what we believe to be the inaugural Tokenized Reinsurance Securities under the sponsorship of a publicly-traded company. Additionally, the establishment of our new Web3-focused division, SurancePlus Inc., marks a significant accomplishment. This wholly-owned subsidiary was formed without incurring any debt or dilution to our existing shareholders, demonstrating prudent financial management.

We are particularly enthusiastic about the prospects of our venture into RWA tokenization and the direction it sets for our company. The establishment of SurancePlus Inc. underscores our commitment to capitalizing on the burgeoning opportunities in the Web3 space. Through strategic initiatives undertaken this year, we are positioning ourselves for substantial growth within our SurancePlus subsidiary as a premier RWA Web3-focused entity.

Chairman and Chief Executive Officer, Jay Madhu, remarked, ‘Further reinforcing our strategic vision, Blackrock has announced its intention to tokenize $10 trillion of its assets. Concurrently, we witness the steady adoption of blockchain technology across traditional financial institutions and asset classes, including fiat currencies, equities, government bonds, and real estate. As pioneers in the RWA market, we are energized by the transformative potential of our repositioning and the expansion into new business lines, which we believe will create significant value for our shareholders.

Moreover, we are pleased to report that investors in our 2023 issued Delta CatRe tokens are poised to realize returns exceeding 45%, surpassing our initial expectations of 42%. This achievement is particularly noteworthy, given the challenges posed by Hurricane Idalia, which made landfall as a Category 3 hurricane in 2023.

In conclusion, we remain steadfast in our commitment to driving innovation and delivering value to our stakeholders, and we look forward to continued success in the evolving landscape of reinsurance and Web3 technologies.”

Financial Performance

Net premiums earned for the three months ended December 31, 2023, were $523,000 compared to $nil in the same prior year period. For the year ended December 31, 2023, net premiums earned increased to $1,255,000 from $995,000 in the prior year. The increases are due to the higher rates on reinsurance contracts in force during the quarter and year ended December 31, 2023, when compared with the prior periods.

For the three months ended December 31, 2023, the Company generated net loss of $2.67 million or ($0.46) per basic and diluted loss per share compared net income of $678,000 or $0.12 per basic and diluted earnings per share in the fourth quarter of 2022. For the year ended December 31, 2023, the Company incurred a net loss of $9.9 million or ($1.69) per basic and diluted loss per share compared to net loss of $1.8 million or ($0.31) per basic and diluted earnings per share in the prior year.

The decrease observed in the financial results for the quarter and year ended December 31, 2023, can be attributed mainly to fluctuations in the fair market value of the Company's equity investment in Jet.AI. Additionally, there were slight increases in general expenses incurred during the launch of SurancePlus throughout the year ended December 31, 2023, in comparison to the previous year.

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Total expenses, including losses and loss adjustment expenses, policy acquisition costs and general and administrative expenses, were $536,000 for the quarter ended December 31, 2023, when compared with $363,000 for the same period in 2022. The increase was due to the recognition of previously deferred offering costs.

For the year ended December 31, 2023, total expenses was $2.3 million, compared with prior period total expenses of $2.6 million. The decrease in 2023 was due to both an increase general and administration expenses being more than offset by the decrease in loss and loss adjustment expenses in 2023, when compared with losses of $1,073 thousand in fiscal 2022 as a result of Hurricane Ian.

At December 31, 2023, cash and cash equivalents, and restricted cash and cash equivalents were $3.7 million compared to $3.9 million at December 31, 2022.

Financial Ratios

Loss Ratio. The loss ratio, which measures underwriting profitability, is the ratio of losses and loss adjustment expenses incurred to net premiums earned. The loss ratio decreased to 0% for the year ended December 31, 2023, compared to 107.8% in the prior year due to the limit losses suffered on two of our reinsurance contracts as a result of Hurricane Ian, in the previous year.

Acquisition Cost Ratio. The acquisition cost ratio, which measures operational efficiency, compares policy acquisition costs with net premiums earned, increased marginally to 11.2% for the year ended December 31, 2023 compared to 11.1% in the prior year.

Expense Ratio. The expense ratio, which measures operating performance, compares policy acquisition costs and general and administrative expenses with net premiums earned. The expense ratio increased to 185.2% for the year ended December 31, 2023, from 153.1% for the prior year due to higher general and administrative expenses in 2023 primarily from the recognition of previously deferred expenses associated with the Company’s Form S-3 registration as well as the successful launch of SurancePlus Inc. private placement offering.

Combined ratio. The combined ratio, which is used to measure underwriting performance, is the sum of the loss ratio and the expense ratio. The combined ratio decreased to 185.2% for the year ended December 31, 2023, from 260.9% for the prior year. The decrease is due to the decrease in loss ratio during the year ending December 31, 2023, as a result of no underwriting losses suffered in 2023, when compared with underwriting losses suffered in 2022 as a result of Hurricane Ian.

Subsequent Events

Conference Call

Management will host a conference call later today to discuss these financial results, followed by a question and answer session. President and Chief Executive Officer Jay Madhu and Chief Financial Officer Wrendon Timothy will host the call starting at 4:30 p.m. Eastern time. The live presentation can be accessed by dialing the number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.oxbridgere.com.

Date: March 26, 2024

Time: 4.30 p.m. Eastern time

Toll-free number: - 877-524-8416

International number: +1 412-902-1028

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Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact InComm Conferencing at +1-201-493-6280

media@incommconferencing.com

A replay of the call will be available by telephone after 4:30 p.m. Eastern time on the same day of the call and via the Investor Information section of Oxbridge’s website at www.oxbridgere.com until April 09, 2024.

Toll-free replay number: 877-660-6853

International replay number: +1-201-612-7415

Conference ID: 13745052

About Oxbridge Re Holdings Limited

Oxbridge Re Holdings Limited (www.OxbridgeRe.com) (NASDAQ: OXBR, OXBRW) (“Oxbridge Re”) is headquartered in the Cayman Islands. The company offers tokenized Real-World Assets (“RWAs”) as tokenized reinsurance securities and reinsurance business solutions to property and casualty insurers, through its wholly owned subsidiaries Oxbridge Reinsurance Limited, Oxbridge Re NS, and SurancePlus Inc.

Insurance businesses in the Gulf Coast region of the United States purchase property and casualty reinsurance through our licensed reinsurers Oxbridge Reinsurance Limited and Oxbridge Re NS.

Our new Web3-focused subsidiary, SurancePlus Inc. has developed the first “on-chain” reinsurance RWA of its kind to be sponsored by a subsidiary of a publicly traded company. By digitizing interests in reinsurance contracts as on-chain RWAs, SurancePlus Inc. has democratized the availability of reinsurance as an alternative investment to both U.S. and non-U.S. investors.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section entitled “Risk Factors” contained in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on 26th March 2024. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company’s business, financial condition and results of operations. Any forward-looking statements made in this press release speak only as of the date of this press release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company’s expectations or any related events, conditions or circumstances change.

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OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES

Consolidated Balance Sheets

(expressed in thousands of U.S. Dollars, except per share and share amounts)

	At December 31, 2023	At December 31, 2022

Assets
Equity securities, at fair value (cost: $1,926)	$680	642
Cash and cash equivalents	495	1,207
Restricted cash and cash equivalents	3,250	2,721
Premiums receivable	977	282
Other Investments	2,478	11,423
Loan Receivable	100	-
Due from related parties	63	45
Deferred policy acquisition costs	101	-
Operating lease right-of-use assets	9	44
Prepayment and other assets	96	114
Prepaid offering costs	-	133
Property and equipment, net	4	5
Total assets	$8,253	16,616

Liabilities and Shareholders’ Equity
Liabilities:
Notes payable to DeltaCat Re Token Holders	1,523	-
Notes payable to noteholders	118	216
Reserve for losses and loss adjustment expenses	-	1,073
Unearned premiums reserve	915	-
Operating lease liabilities	9	44
Accounts payable and other liabilities	356	294
Total liabilities	2,921	1,627

Shareholders’ equity:
Ordinary share capital, (par value $0.001, 50,000,000 shares authorized; 5,870,234 and 5,749,587 shares issued and outstanding)	6	6
Additional paid-in capital	32,740	32,482
Accumulated Deficit	(27,414)	(17,499)
Total shareholders’ equity	5,332	14,989
Total liabilities and shareholders’ equity	$8,253	16,616

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OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

(expressed in thousands of U.S. Dollars, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Revenue
Assumed premiums	$(25)	-	2,170	705
Premiums ceded	-	-	-	(60)
Change in unearned premiums reserve	548	-	(915)	350

Net premiums earned	523	-	1,255	995
SurancePlus Management Fee Income	-	-	300	-
Net investment and other income	61	73	303	201
Net realized investment gains	-	-	-	27
Unrealized (loss) gain on other investment	(2,561)	951	(8,945)	(35)
Change in fair value of equity securities	72	17	38	(338)

Total revenue	(1,905)	1,041	(7,049)	850

Expenses
Losses and loss adjustment expenses	-	-	-	1,073
Policy acquisition costs and underwriting expenses	61	-	141	110
General and administrative expenses	475	363	2,183	1,413

Total expenses	536	363	2,324	2,596

(Loss) income before income attributable to noteholders	(2,441)	678	(9,373)	(1,746)

Income attributable to noteholders	(231)	-	(542)	(43)

Net loss	$(2,672)	678	(9,915)	(1,789)

Loss per share
Basic and Diluted	$(0.46)	0.12	(1.69)	(0.31)

Weighted-average shares outstanding
Basic and Diluted	5,870,234	5,775,006	5,867,129	5,772,396

Performance ratios to net premiums earned:
Loss ratio	0.0%	0.0%	0.0%	107.8%
Acquisition cost ratio	11.7%	0.0%	11.2%	11.0%
Expense ratio	102.3%	0.0%	185.2%	153.1%
Combined ratio	102.3%	0.0%	185.2%	260.9%

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